Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Luckwel Pharmaceuticals Inc. (the “Company”) on Form 10-K for the year ended March 31, 2021 filed with the Securities and Exchange Commission (the “Report”), I, Kingrich Lee, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented and the result of operations of the Company for the periods presented.

Dated: September 9, 2021	By:	/s/ Kingrich Lee
	Name:	Kingrich Lee
	Title:	Chief Financial Officer